Exhibit 99.1

NewsRelease
60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810                                                                                   TEL. 800-522-4321        FAX: 978-474-9204

DYNAMICS RESEARCH CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2007 RESULTS
--- New Contract Wins For Higher-End Services Driving 63 Percent Increase in Earnings ---
Andover, Mass.—February 27, 2008—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative engineering, technical and information technology services and solutions to federal and state governments today announced operating results for the fourth quarter and year ended December 31, 2007.

Financial Results

The company reported revenue for the fourth quarter of 2007 of $56.5 million, compared with $60.3 million for the fourth quarter of 2006. For the year ended December 31, 2007 revenue was $229.6 million, compared with $259.0 million for 2006.  Revenues for 2006 included $6.3 million from the completion of an Air National Guard contract in May 2006 and subcontractor revenue of $5.6 million for the fourth quarter and $28.1 million for the full year, which are not reflected in results for 2007.  Absent the effect of this transition, revenue growth for the fourth quarter and full year 2007 was 3.2 percent and 2.2 percent, respectively.  Net income for the fourth quarter of 2007 was $2.5 million, or $0.26 per diluted share for the fourth quarter of 2007, a 63 percent rise in earnings per diluted share when compared with $1.5 million, or $0.16 per diluted share, for the fourth quarter of 2006.  Net income for the year ended December 31, 2007 was $7.1 million, or $0.74 per diluted share for 2007, compared with $4.1 million, or $0.43 per share for 2006.

Business Highlights

“We are pleased that the company has reported sharply improving results throughout 2007.  These favorable trends have resulted from our sustained focus on winning an increasing share of work in growing markets where we are seeing strong demand for the high quality, higher-end business transformation, business intelligence, training systems, automated case management, and engineering services for which DRC is known and distinguished,” said Jim Regan, DRC’s chairman and chief executive officer.  “We already have received this year two significant new contract awards.  Also, we are now operating and bidding as a prime contractor with the Air Force Aeronautical Systems Center.  Clearly, we are well positioned for continued success in 2008.”

Company Guidance

For the calendar year 2008 the company estimates revenues in the range of $220 to $235 million and earnings per diluted share in the range of $0.74 to $0.84.  For the first quarter of the 2008 the company anticipates revenues in the range of $54 to $56 million and earnings per diluted share of $0.13 to $0.15.

Conference Call

The company will conduct a fourth quarter 2007 conference call on Thursday, February 28, 2008 at 10:00 a.m. ET.  The call will be available via telephone at (877) 718-5092, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #2824839, beginning at 12:30 p.m. ET February 28, 2008 through 11:59 p.m. ET February 29, 2008.

About Dynamics Research Corporation

Dynamics Research Corporation is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers forward-thinking solutions backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Reston, Virginia; and Fairborn, Ohio.  For additional information about DRC please visit our website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company's financial results, please refer to DRC's most recent filings with the SEC.  The company assumes no obligation to update any forward-looking information.

CONTACT:     Investors:       Dave Keleher, Senior Vice President and Chief Financial Office
           (978) 289-1615, dkeleher@drc.com

      Media:            Marisa Hagerman, Sage Communications (for DRC)
  (703) 584-5637, marisah@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2007	2006
Contract revenue	$54,554	$58,864
Product sales	1,905	1,471
Total revenue	56,459	60,335

Cost of contract revenue	45,315	49,922
Cost of product sales	1,394	1,124
Selling, general and administrative expenses	5,203	5,908
Amortization of intangible assets	651	702
Total operating costs and expenses	52,563	57,656

Operating income	3,896	2,679
Interest expense, net	(239)	(349)
Other income	249	160
Income before provision for income taxes	3,906	2,490
Provision for income taxes	1,360	989
Net income	$2,546	$1,501

Earnings per common share
Basic	$0.27	$0.16
Diluted	$0.26	$0.16

Weighted average shares outstanding
Basic	9,390,205	9,188,603
Diluted	9,717,968	9,412,409

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2007	2006

Contract revenue	$224,676	$252,890
Product sales	4,901	6,097
Total revenue	229,577	258,987

Cost of contract revenue	187,516	218,976
Cost of product sales	4,954	4,895
Selling, general and administrative expenses	21,826	24,136
Amortization of intangible assets	2,602	2,809
Total operating costs and expenses	216,898	250,816

Operating income	12,679	8,171
Interest expense, net	(1,541)	(2,042)
Other income	646	589
Income before provision for income taxes	11,784	6,718
Provision for income taxes	4,682	2,730
Income before cumulative effect of accounting change	7,102	3,988
Cumulative effect of accounting change (1)	-	84
Net income	$7,102	$4,072

Earnings per common share
Basic
Income before cumulative effect of accounting change	$0.76	$0.44
Cumulative effect of accounting change	-	0.01
Net income per common share	$0.76	$0.45

Diluted
Income before cumulative effect of accounting change	$0.74	$0.42
Cumulative effect of accounting change	-	0.01
Net income per common share	$0.74	$0.43

Weighted average shares outstanding
Basic	9,326,907	9,099,897
Diluted	9,649,897	9,426,535

(1) Due to the adoption of SFAS 123R on January 1, 2006.

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2007	2006
		(restated) (1)
Assets
Cash and cash equivalents	$2,006	$7,887
Accounts receivable, net	30,981	27,072
Unbilled expenditures and fees on contracts	32,036	36,174
Prepaid expenses and other current assets	2,508	2,933
Total current assets	67,531	74,066
Property and equipment, net	10,182	11,509
Goodwill	63,055	63,055
Intangible assets, net	3,069	5,671
Deferred tax asset	1,484	1,507
Other noncurrent assets	4,632	4,044
Total assets	$149,953	$159,852

Liabilities and stockholders' equity
Accounts payable	$12,163	$18,195
Accrued compensation and employee benefits	13,728	14,473
Deferred income taxes	8,486	9,864
Other accrued expenses	3,248	5,201
Total current liabilities	37,625	47,733
Long-term debt	7,737	15,000
Other long-term liabilities	8,087	12,805
Stockholders' equity	96,504	84,314
Total liabilities and stockholders' equity	$149,953	$159,852

(1) The December 31, 2006 balance sheet has been adjusted to correct certain tax liabilities, which resulted in an increase in stockholders' equity of $549, which was more fully described in the Company's first quarter 2007 Form 10-Q filing with the Securities and Exchange Commission.

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
National defense and intelligence agencies	$43,707	$46,961	$179,067	$205,956
Federal civilian agencies	7,919	7,584	31,327	30,567
State and local government agencies	2,765	4,018	13,602	15,254
Other	163	301	680	1,113
	$54,554	$58,864	$224,676	$252,890

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Time and materials	58%	61%	57%	62%
Cost reimbursable	21	19	22	19
Fixed price, including service-type contracts	21	20	21	19
	100%	100%	100%	100%

Prime contract	59%	65%	56%	67%
Sub-contract	41	35	44	33
	100%	100%	100%	100%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net cash provided by operating activities	$6,172	$14,212	$2,945	$17,584
Capital expenditures	$603	$419	$1,788	$2,482
Depreciation	$787	$778	$3,081	$3,203
Bookings	$74,322	$60,335	$253,146	$252,327

	December 31,
	2007	2006
Funded backlog	$116,471	$92,903
Employees	1,414	1,513